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                                               Filed pursuant to Rule 424(b)(3)
                                       Registration Statement Number 333-112274



           Addendum to Prospectus Supplement Dated February 24, 2006

                                                           Dated: August 1, 2006

                                STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ----------------------------------------

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on August 1, 2006 and terminating on August 14, 2006 are:

4-Year Floating Rate LIBOR Bond                 5.5625%
10-Year Floating Rate LIBOR Bond                5.6625%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR    +   Number of basis points set by  =  Initial Interest Rate:
for August 1-14,        State of Israel at beginning      ---------------------
2006:                   of this sales period:
----                    --------------------

5.5625%                 0 basis points                    5.5625%



10-Year Floating Rate LIBOR Bond:


Applicable LIBOR    +   Number of basis points set by  =  Initial Interest Rate:
for August 1-14,        State of Israel at beginning      ---------------------
2006:                   of this sales period:
----                    --------------------

5.5625%                 10 basis points                   5.6625%

5-Year Floating Rate LIBOR Bond is not available during this Sales Period.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by August 9, 2006.